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                                                                Exhibit 23.1

                        Consent of Independent Auditors

We consent to the reference to our firm and to the use of our report dated February 19, 1997, with respect to Coda Energy, Inc., and subsidiaries' consolidated financial statements included in this current report (Form 8-K/A) of Belco Oil & Gas Corp.


                                                      /s/ Ernst & Young LLP



Dallas, Texas
January 28, 1998